UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 15, 2006
REGENT COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-23.1

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 15, 2006, Regent Communications, Inc. completed the acquisition of substantially all of the broadcasting tangible and intangible assets of five radio stations serving the Buffalo, New York market from CBS Radio Stations Inc. The stations acquired include WBLK-FM, WBUF-FM, WECK-AM, WJYE-FM and WYRK-FM. The Company used borrowings under its former and existing credit facilities to fund the $125.0 million purchase price. Regent began operating the radio stations under a local marketing agreement effective October 1, 2006.
     Prior to September 1, 2006, no material relationship existed between the Company and CBS Radio Stations Inc.
     This amendment to the Current Report on Form 8-K dated December 21, 2006, is submitted to include the financial statements and pro forma financial information required by Item 9, which were impracticable to provide at the time the Form 8-K was initially filed.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

Special-Purpose Combined Statements of Net Assets Acquired as of September 30, 2006 and December 31, 2005, and the Related Special-Purpose Combined Statements of Revenue and Direct Expenses for the nine months ended September 30, 2006 and the year ended December 31, 2005

(b)	Unaudited Pro Forma Condensed Consolidated Financial Statements of Regent Communications, Inc.

(d)	Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement dated as of September 1, 2006 by and among Regent Communications, Inc. and CBS Radio Stations Inc. (excluding schedules and exhibits not deemed material) (previously filed as Exhibit 2.1 to the Registrant’s Form 8-K filed December 21, 2006, and incorporated herein by this reference)

23.1	Independent Auditors’ Consent

The Buffalo Radio Station Business of CBS Radio Stations Inc.
Special-Purpose Combined Statements of Net Assets Acquired as of September 30, 2006 and December 31, 2005, and the Related Special-Purpose Combined Statements of Revenues and Direct Expenses for the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Regent Communications, Inc.:
We have audited the accompanying special-purpose combined statements of net assets acquired as of September 30, 2006 and December 31, 2005 of The Buffalo Radio Station Business of CBS Radio Stations Inc. (“Buffalo Stations”) and the combined statements of revenues and direct expenses for the nine months ended September 30, 2006, and for the year ended December 31, 2005 (the “Special-Purpose Financial Statements”). The Special-Purpose Financial Statements are the responsibility of Regent Communications, Inc. management. Our responsibility is to express an opinion on the Special-Purpose Financial Statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Financial Statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Buffalo Stations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Financial Statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Special-Purpose Financial Statements. We believe that our audits provide a reasonable basis for our opinion.
As described in Note 2 to the Special-Purpose Financial Statements, the Special-Purpose Financial Statements referred to above have been prepared to present the net assets acquired and revenues and direct expenses of the Buffalo Stations and are not necessarily indicative of the revenue, costs and expenses that would have been incurred by the Buffalo Stations on a stand-alone basis. These Special-Purpose Financial Statements are not intended to be a complete presentation of the revenues and expenses of the Buffalo Stations.
In our opinion, such Special-Purpose Financial Statements present fairly, in all material respects, the combined net assets acquired of the Buffalo Stations as of September 30, 2006 and December 31, 2005 and the related combined revenues and direct expenses for the nine months ended September 30, 2006, and for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio

February 28, 2007

THE BUFFALO RADIO STATION BUSINESS OF
CBS RADIO STATIONS INC.
SPECIAL-PURPOSE COMBINED STATEMENTS OF NET ASSETS ACQUIRED
AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005
(In thousands)

	September 30,	December 31,
	2006	2005

Barter accounts receivable	$441	$114

Property and equipment, net	2,268	1,965

Intangible assets, net	35,612	35,612

Barter accounts payable	(402)	(53)

Capital lease obligation, current	(12)	(7)

Capital lease obligation, long-term	(13)	(12)

Asset retirement obligation	(747)	(730)

Net assets acquired	$37,147	$36,889

See notes to Special-Purpose Financial Statements.

THE BUFFALO RADIO STATION BUSINESS OF
CBS RADIO STATIONS INC.
SPECIAL-PURPOSE COMBINED STATEMENTS OF REVENUES AND
DIRECT EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND THE YEAR ENDED DECEMBER 31, 2005
(In thousands)

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005

Broadcast revenues, net of agency commissions	$15,258	$19,767

Direct expenses:
Station operating expenses	7,613	9,986
Depreciation and amortization	301	343

Total direct expenses	7,914	10,329

Excess of revenues over direct expenses	$7,344	$9,438

See notes to Special-Purpose Financial Statements.

THE BUFFALO RADIO STATION BUSINESS OF
CBS RADIO STATIONS INC.
NOTES TO SPECIAL-PURPOSE FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND THE
YEAR ENDED DECEMBER 31, 2005
1. ASSET PURCHASE AGREEMENT AND DESCRIPTION OF THE BUSINESS
     On September 1, 2006, CBS Radio Stations Inc. (“CBS” or the “Seller”) entered into an asset purchase agreement (the “Agreement”) to sell its five radio station operations and certain related tangible and intangible assets (WBLK-FM, WBUF-FM, WECK-AM, WJYE-FM and WYRK-FM) serving the Buffalo, New York market (the “Business” or the “Buffalo Stations”) to Regent Communications, Inc. and affiliated entities (“Regent” or the “Buyer”) for $125.0 million in cash. In addition, in accordance with the Agreement, Regent assumed certain contracts and obligations. The sale was completed on December 15, 2006. Various Seller working capital assets and liabilities were not acquired or assumed by Regent in the Agreement. Effective October 1, 2006, Regent began operating the radio stations through a local marketing agreement, whereby Regent furnished programming content and provided other services to the stations, and in return, received the right to sell and broadcast advertising on the stations and collected the related cash receipts for such stations.
     The Business consists of five radio stations engaged primarily in the sale of broadcast airtime to local, national and network advertisers. Additionally, the Business obtains revenue from special events, ticket sales and other non-advertising revenue sources.
2. BASIS OF PRESENTATION
     The accompanying combined statements of net assets acquired as of September 30, 2006 and December 31, 2005 and the related combined statements of revenues and direct expenses for the nine months ended September 30, 2006 and the year ended December 31, 2005 (collectively, the “Special-Purpose Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America. The Special-Purpose Financial Statements do not reflect any purchase accounting or other adjustments as a result of the Buyer’s acquisition of the Business.
     The Special-Purpose Financial Statements have been prepared to present the revenues and direct expenses of the Business, and have been derived from the historical records of the Seller and reflect significant assumptions and allocations. Historically, the Business was a component of the Seller’s operations which was an integrated business within CBS. The Business had no separate legal or operational status. Furthermore, separate financial statements were not prepared for the Business. Accordingly, the accompanying Special-Purpose Financial Statements have been derived from the historical accounting records of the Seller, including the allocation of certain expenses.

     Certain other expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of the Business or it is not practical to isolate or allocate such indirect operating costs to the Business. Corporate overhead expenses include general support functions, such as expenses associated with the executive management, internal audit, corporate legal, corporate finance, human resources, corporate facilities, and risk management departments. The accompanying Special-Purpose Financial Statements are not indicative of the Business had the business been operated as a separate, stand-alone entity and may not be indicative of the future results of operations of the Business due to the change in ownership, and the exclusion of various operating expenses, described herein. Management believes the methodologies used to allocate expenses to the Business are reasonable and represent appropriate methods of determining the direct expenses of the Business.
     Statements of Revenues and Direct Expenses: The statements of revenues and direct expenses include revenues and direct expenses attributable to the Business and allocations of expenses incurred by the Seller that are associated with the revenue producing activities of the Business. The Seller performs a number of functions on a centralized basis: accordingly, the costs associated with these functions are not directly attributable to any of the Seller’s operations, including the Business. Therefore, a portion of these costs is allocated across the Seller’s operations. The primary bases of allocation to the Business are as follows:
     Corporate promotions – certain promotional costs related to advertising obtained by a corporate sales group were allocated to the Buffalo Stations as a percentage of the total advertising.
     Legal fees and services – direct and indirect legal fees associated with the Buffalo Stations were allocated in equal amounts among all the businesses of the Seller.
     Employee medical and insurance benefits – claims and administrative costs were allocated in equal amounts among the businesses of the Seller.
     General property insurance – costs were allocated in equal amounts among the businesses of the Seller.
     Management believes the allocation methodologies used in deriving the accompanying statements of revenues and direct expenses are reasonable and reflect the Business’ share of such expenses but may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business had been operated as a stand-alone entity. The total expenses incurred by the Seller that have been allocated to the Business using the methods described above are reflected in the following table (in thousands):

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005
Included in station operating expenses	$467	$647

     Cash Flows: During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Business’s financing requirements were provided by the Seller and cash generated by the Business was transferred to the Seller. As the Business has been historically managed as a part of the operations of the Seller and has not been operated as a stand-alone entity, statements of cash flows were not prepared for the Business. It is not practical to prepare historical cash flow information reflecting the Business operating, investing, and financing cash flows.
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Use of Estimates: The preparation of these Special-Purpose Financial Statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and direct expenses. Actual results could differ from those estimates. Also, as discussed in Note 2, the Special-Purpose Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.
     Property and Equipment, net: Property and equipment represents the Seller’s original cost of towers, radio antennae, broadcasting equipment and other assets, less accumulated depreciation, that were sold to the Buyer in accordance with the terms of the Agreement. Major additions or improvements are capitalized, while repairs and maintenance are charged to expense. Long-lived assets (including property and equipment) to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset. If it were determined that the carrying amount of an asset was not recoverable, an impairment loss would be recorded for the difference between the carrying amount and the fair value of the asset. The Business determines the fair value of its long-lived assets based upon the market value of similar assets, if available, or independent appraisals, if necessary. Long-lived assets to be disposed of and/or held for sale are reported at the lower of carrying amount or fair value, less cost to sell. The fair value of assets held for sale is determined in the same manner as described for assets held and used.
     Intangible Assets, net: Intangible assets consist of the value of FCC licenses, which were valued at the original date of purchase through the use of common valuation techniques. FCC licenses are non-amortizable indefinite-lived intangible assets and are subject to impairment testing on an annual basis, or earlier if circumstances would indicate the potential for impairment. Under the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), the Business is required to test its FCC licenses for impairment by comparing their estimated fair values to their carrying values. If the carrying amount of an intangible asset exceeds its fair value, an impairment charge is recorded to operating expense for the amount equal to the excess. Management concluded that no impairment existed at September 30, 2006 or December 31, 2005.

     Asset Retirement Obligation:
     The Buffalo Stations follow the provisions of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“FAS 143”), as amended by Financial Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143” (“FIN 47”). Under the provisions of these statements, a company is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if fair value can be reasonably estimated. When a new liability is recorded, an entity will capitalize the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The Buffalo Stations have identified a legal retirement obligation for the dismantlement of a radio broadcasting tower located at its main studio location. The Buffalo Stations record accretion expense as a component of station operating expenses.
     A reconciliation of the asset retirement obligation for the year ended December 31, 2005 and the nine months ended September 30, 2006 follows (in thousands):

Asset retirement obligation at January 1, 2005	$708
Accretion	22

Asset retirement obligation at December 31, 2005	730
Accretion	17

Asset retirement obligation at September 30, 2006	$747

     Revenue Recognition:
     Broadcast revenue – Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast. Revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for advertisers that use agencies. Agency commissions were approximately $1.7 million and $2.3 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.
     Barter and Trade transactions – Barter and Trade transactions (advertising in exchange for goods, services or programming) are reported at the estimated fair value of the products, services or programming received. Revenue from trade transactions is recognized when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred trade revenue) is recorded. If advertising is broadcast before the receipt of the goods or services, a receivable is recorded. Revenue and expense for barter transactions are recognized ratably over the life of the agreement. Trade and barter revenue was approximately $0.3 million and $0.6 million and trade and barter expense was approximately $0.4 and $0.5 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.

     Depreciation Expense: Pursuant to the Agreement, the Buyer acquired certain towers, buildings, radio antennae, broadcasting and office equipment, vehicles and furniture & fixtures, (the “Acquired Equipment”) used in the operation of the Business. Depreciation expense associated with the Acquired Equipment included in expense approximates $0.3 million for each of the nine months ended September 30, 2006 and the year ended December 31, 2005.
     Depreciation and amortization is calculated using the straight-line method based on the estimated useful lives of the assets as follows:

Buildings and improvements (including capital leases)	20 to 40 years
Leasehold improvements	4 to 15 years
Equipment and other (including capital leases)	3 to 20 years
     Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases.
     Income Taxes: No provision or benefit for income taxes has been provided in the accompanying statements of revenues and direct expenses because the Business was not operated as a stand-alone entity and no allocation of the Seller’s income tax provision/benefit has been made to the Business.
     Advertising and Promotion Costs: Cost of media advertising and associated production costs are expensed as incurred. Advertising expense of approximately $0.2 million and $0.3 million was recorded for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.
4. PROPERTY AND EQUIPMENT
     Property and equipment consists of the following (in thousands):

	September 30, 2006	December 31, 2005

Land	$62	$62
Leasehold improvements	532	554
Buildings and improvements	428	428
Equipment and other	4,273	4,156

	5,295	5,200
Less accumulated depreciation	(3,027)	(3,235)

Net property and equipment	$2,268	$1,965

5. EMPLOYEE BENEFIT PLANS
     The Seller maintained a defined contribution plan for the benefit of substantially all employees at the Business meeting certain eligibility requirements. Seller contributions to the plan were approximately $0.1 million for each of the nine month period ended September 30, 2006 and the year ended December 31, 2005.

6. RELATED-PARTY TRANSACTIONS
     Other than the allocations discussed previously, there are no significant related party transactions.
7. COMMITMENTS AND CONTIGENCIES
     The Business leases certain office and tower space from third parties. Rent expense included in expenses approximates $0.3 million and $0.4 million for the nine months ended September 30, 2006, and the year ended December 31, 2005, respectively.
     At September 30, 2006, the total minimum annual rental commitments under non-cancelable leases are as follows (in thousands):

	Operating	Capital
	Leases	Leases

Remainder of 2006	$100	$3
2007	399	13
2008	401	9
2009	402	1
2010	404	—
2011	346	—
Thereafter	330	—

Total minimum payments	$2,382	26

Amount representing interest		1

Present value of net minimum lease payments		$25

Unaudited Pro Forma Condensed Consolidated Financial Statements (in thousands)
     The following unaudited pro forma condensed consolidated financial statements contain Regent’s results of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005, and Regent’s balance sheet as of September 30, 2006, after giving effect to the purchase of the Buffalo Stations. The unaudited pro forma statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 give effect to the acquisition of the Buffalo Stations as if the acquisition had occurred on January 1, 2005. The unaudited pro forma balance sheet as of September 30, 2006 gives effect to the acquisition of the Buffalo Stations as if it had occurred as of September 30, 2006.
     The unaudited pro forma financial statements are based on Regent’s historical condensed consolidated financial statements and the statements of revenues and direct expenses of the Buffalo Stations. They reflect the use of the purchase method of accounting for the acquisition. The Company has used common valuation techniques to value the assets acquired. The liabilities recorded have been based on the most current information available. Accordingly, the information presented may differ from the final amounts the Company will record; however, in our opinion, the final purchase price allocations will not differ significantly from the information presented. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.
     The unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expense resulting from the transaction or any additional costs that could be required post-acquisition.
     The unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position that would have occurred if the transaction described above had been completed on the indicated dates.
     You should read the unaudited pro forma financial statements presented below together with Regent’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006, Regent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006, and the Special-Purpose Financial Statements contained elsewhere in this document.

Unaudited Pro Forma Condensed Combined Statement of Continuing Operations for the Nine Months Ended September 30, 2006 (in thousands, except per share data):

	9/30/06	9/30/06
	Regent	Buffalo
	Historical (a)	Stations (b)	Adjustments		Pro Forma

Broadcast revenue, net of agency commissions	$59,405	$15,258	$—		$74,663

			—
Station operating expenses	41,100	7,613	—		48,713
Depreciation and amortization	3,296	301	5	(c)	3,602
Corporate general and administrative	5,058	—	—		5,058
Loss on sale of radio stations	1,843	—	—		1,843
Gain on sale of long-lived assets	(29)	—	—		(29)

Operating income	8,137	7,344	(5)		15,476

Interest expense, net	(4,380)	—	(5,427	)(d)	(9,807)
Other income, net	53	—	—		53

Income from continuing operations before income taxes	3,810	7,344	(5,432)		5,722

Income tax expense	(1,195)	—	(599	)(e)	(1,794)

Income from continuing operations	$2,615	$7,344	$(6,031)		$3,928

Basic and diluted income from continuing operations per common share	$0.06				$0.10

Weighted average number of common shares:
Basic	40,375				40,375
Diluted	40,379				40,379
Footnotes for the Unaudited Pro Forma Condensed Combined Statement of Continuing Operations for the Nine Months Ended September 30, 2006

(a)	See the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q as of September 30, 2006.

(b)	See the Special-Purpose Financial Statements contained elsewhere within this document.

(c)	Increase in depreciation expense resulting from adjustment of fixed assets to fair value and increase in amortization expense resulting from adjustment of definite-lived intangible assets to fair value. Depreciation and amortization is based on estimated remaining weighted-average useful life.

(d)	Increase in interest expense based on assumed borrowings of $125 million which were outstanding for the entire nine-month period at an interest rate of 5.76% (Regent’s weighted average interest rate for the nine month period ended September 30, 2006), offset partially by actual interest expense incurred to fund the $9,375,000 deposit placed in escrow with the Seller for the period September 11, 2006 through September 30, 2006. There has been no reduction in borrowings assumed from the incremental cash flows of the Buffalo Stations.

(e)	Adjustment required to reflect Regent’s effective tax rate of 31.4% on consolidated pro forma results.

Unaudited Pro Forma Condensed Combined Statement of Continuing Operations for the Year Ended December 31, 2005 (in thousands, except per share data):

	12/31/05	12/31/05
	Regent	Buffalo
	Historical (a)	Stations (b)	Adjustments		Pro Forma

Broadcast revenue, net of agency commissions	$85,600	$19,767	$—		$105,367

Station operating expenses	57,578	9,986	—		67,564
Depreciation and amortization	5,348	343	1,562	(c)	7,253
Corporate general and Administrative	7,945	—	—		7,945
Impairment on indefinite-lived intangible assets	20,800	—	—		20,800
Loss on sale of long-lived assets	215	—	—		215

Operating (loss) income	(6,286)	9,438	(1,562)		1,590

Interest expense	(4,775)	—	(5,738	)(d)	(10,513)
Other income, net	1,122	—	—		1,122

(Loss) income from continuing operations before income taxes	(9,939)	9,438	(7,300)		(7,801)

Income tax benefit (expense)	3,318	—	(714	)(e)	2,604

(Loss) income from continuing operations	$(6,621)	$9,438	$(8,014)		$(5,197)

Basic and diluted loss from continuing operations per common share	$(0.15)				$(0.12)

Weighted average number of common shares, basic and diluted	43,214				43,214
Footnotes for the Unaudited Pro Forma Condensed Combined Statements of Continuing Operations for the Year Ended December 31, 2005

(a)	See the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b)	See the Special-Purpose Financial Statements contained elsewhere within this document.

(c)	Increase in depreciation expense resulting from adjustment of fixed assets to fair value and increase in amortization expense resulting from adjustment of definite-lived intangible assets to fair value. Depreciation and amortization is based on estimated remaining weighted-average useful life.

(d)	Increase in interest expense based on assumed borrowings of $125 million which were outstanding for the entire year at an interest rate of 4.59% (Regent’s weighted average interest rate for the year ended December 31, 2005). There has been no reduction in borrowings assumed from the incremental cash flows of the Buffalo Stations.

(e)	Adjustment required to reflect Regent’s effective tax rate of 33.4% on consolidated pro forma results.

Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

		9/30/06
	9/30/06	Buffalo
	Regent	Assets	Pro Forma
	Historical (a)	Stations (b)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$783	$—	$(173)	(d)	$610
Accounts receivable, net	13,769	441	—		14,210
Assets held for sale	18,225	—	—		18,225
Other current assets	2,404	—	—		2,404

Total current assets	35,181	441	(173)		35,449

Property and equipment, net	34,426	2,268	1,633	(c)	38,327
Intangible assets, net	285,258	35,612	66,915	(c)	387,785
Goodwill	26,140	—	20,355	(c)	46,495
Other assets, net	12,672	—	(9,573	)(d)(e)	3,099

Total assets	$393,677	$38,321	$79,157		$511,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,100	—	$—		$9,100
Accounts payable	1,892	402	—		2,294
Accrued compensation	1,556	—	—		1,556
Other current liabilities	3,799	12	119	(c)	3,930

Total current liabilities	16,347	414	119		16,880

Long-tem debt, less current portion	104,950	—	115,625	(e)(f)	220,575
Other long-term liabilities	1,280	760	560	(c)	2,600
Deferred taxes	22,673	—	—		22,673

Total liabilities	145,250	1,174	116,304		262,728

Commitments and Contingencies

Stockholders’ Equity:
Common stock	483	—	—		483
Treasury shares	(53,335)	—	—		(53,335)
Additional paid-in capital	348,512	—	—		348,512
Accumulated deficit	(47,233)	—	—		(47,233)

Total stockholders’ equity	248,427	—	—		248,427

Total liabilities and stockholders’ equity	$393,677	$1,174	$116,304		$511,155

Footnotes for the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	See the Condensed Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q as of September 30, 2006.

(b)	See the Special-Purpose Financial Statements contained elsewhere within this document.

(c)	The asset purchase price has been allocated as follows (in thousands):

Barter accounts receivable	$441
Property and equipment	3,901
FCC licenses and other intangible assets	102,527
Goodwill	20,355
Barter accounts receivable	(402)
Other current liabilities	(131)
Other long-term liabilities	(1,320)

Purchase price (including $371 of acquisition-related costs)	$125,371

     Adjustments to the Buffalo Stations property and equipment and intangible assets are to bring the balances to the fair values. The allocation of the purchase price was based upon a valuation of the fixed and intangible assets purchased, based upon common valuation techniques. The values of the liabilities assumed were based on the estimated future payments of such liabilities, which consist primarily of asset retirement obligations related to leased facilities, assumed contracts not in use, accounts payable from assumed trade agreements, and assumed capital lease agreements.

(d)	The Company incurred approximately $371,000 of acquisition-related costs related to the purchase of the Buffalo stations, consisting primarily of legal and accounting costs. Of this amount, approximately $198,000 were already paid at September 30, 2006 and were included in Regent’s Other assets, net account. The following was recorded in the Pro forma Adjustments column to reflect this adjustment (in thousands):

Cash and cash equivalents	$(173)
Other assets, net	(198)

(e)	In September 2006, the Company placed $9,375,000 in escrow to secure its obligation under the Agreement. The Company used borrowings under its credit facility in existence at that date to fund the escrow payment. The escrow amount was included in Regent’s Other assets, net account at September 30, 2006.

(f)	The Company funded the remaining $115,625,000 of purchase price, which is net of amounts placed in escrow, through borrowings under the Company’s new credit facility, which was entered into in November 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.

By:	/s/ Anthony A. Vasconcellos

Anthony A. Vasconcellos
Executive Vice President and Chief Financial Officer
Date: February 28, 2007